Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4, Amendment No. 4 of our report dated March 30, 2026 with respect to the audited consolidated financial statements of VerifyMe, Inc. and its subsidiaries (collectively, the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 11, 2026